Exhibit 10(iii)(gg)

SUBSTITUTE OF THE LABOUR CONTRACT AND OTHER CONDITIONS FOR THE

PERFORMANCE OF THE JOB OF CEO LAR HOME APPLIANCES –

WHIRLPOOL S.A OF MR. JOSE AURELIO DRUMMOND JR.

Whirlpool Corporation and Mr. Jose Aurelio Drummond Jr have decided and agreed to constitute this contractual agreement as substitute to the prior contract and other conditions of the performance of the job of CEO LAR Home Appliances.

The conditions herein established in this instrument, substitute, for all legal rights and effects, and in totality, the conditions that were agreed to on the prior labour contract.

The conditions now established are the following:

a) JOB

Named Executive Vice President; President of LAR and C.E.O. of Whirlpool SA.

b) BASIC SALARY

Basic annual salary, as of October, 1st 2008, the equivalent to R$ 1.240.000,00 (one million, two hundred and forty thousand reals), paid in 12 monthly payments along the year.

All salary gains or improvements will be based on the policies in practice at Whirlpool, in the same conditions in force for all other members of the Whirlpool Corporation Executive Committee.

c) PERFORMANCE EXCELLENCE PLAN (PEP)

The participation in the Performance Excellence Plan (PEP), in accordance to the policies in force, and that the target bonus defined is 80% (eighty percent) of the annual basic salary.

d) STRATEGIC EXCELLENCE PLAN (SEP)

The participation in the Strategic Excellence Plan (SEP), in accordance to the policies in force, and that the target bonus defined is 125% (one hundred and twenty five percent) of the annual basic salary, following the other rules of Whirlpool’s system, and that presents the following basic characteristics (subject to change):

•	1/3 Stock Option Granted
•	1/3 Restricted Stock Unit
•	1/3 Cash

e) PARTICIPATION IN THE WHIRLPOOL’S STOCK PROGRAM “SRP”

Eligibility to the Special Retention Program “SRP” in accordance to the policy in force, and that presents the following basic characteristics:

Special concession, in one only time, of 20.000 (twenty thousand) shares in a program of vesting in the following manner:

•	50% (fifty percent) after 3 (three) years
•	50% (fifty percent) after 7 (seven) years

f) CONTRACTUAL INDEMNITY

The guarantee of a special indemnity, of the value of 12 (twelve) basic monthly salaries, in case of contract termination by Company decision or retirement.

g) PENSION FUND

Participation in the “non founders” category Pension Fund Plan, in the Defined Contribution category according to the plan rules.

h) SPECIAL LIFE INSURANCE

Payment made by the Company, of the total premium of the Special Life Insurance Plan, with the following basic coverage:

•	Natural death: 36 (thirty six) basic monthly salaries, unlimited
•	Accidental death: 72 (seventy two) basic monthly salaries, unlimited

i) AUTOMOBILE

Rented car, with all expenses paid by the Company and with a maximum value and period of use and then changed for a newer model in accordance to the policies in force.

j) HOSPITAL AND MEDICAL ASSISTANCE

Hospital and Medical Assistance Plan with free choice of services and reimbursement of 70% of all expenses incurred (including lawful dependants foreseen by social security).

k) DENTAL ASSISTANCE

Dental Assistance Plan with free choice of services and reimbursement of 80% of all expenses incurred (including lawful dependants foreseen by social security).

l) PHARMACEUTICAL ASSISTANCE

Reimbursement of 50% of expenses incurred with the acquisition of pharmaceuticals for chronical deseases (including those made for the lawful dependants foreseen by social security).

m) PRODUCTS IN DEMONSTRATION

The right to use, at home, a product (home appliance) of each line of products made by the group, with a trade in period of at least three years, in accordance to the policy in force at Company.

n) PRODUCTS BUYING

The right to buy 6 (six) products, limited to 3 (three) products (home appliance) of each line of products made by the group, by 30% (thirty percent) of the price informed in the Employee Table, with a trade in period of at least 1 (one) year, in accordance to the policy in force at Company.

o) ANNUAL MEDICAL CHECK-UP

p) DRIVER

A driver, hired by the Company to assist the employee.

All the items above follow Whirlpool policies and rules in force for each plan.

São Paulo, October, 1st, 2.008

/s/ DAVID BINKLEY	/s/ PAULO PERIQUITO
David Binkley VP Global Human Resources	Paulo Periquito President Whirlpool International

/s/ JOSE DRUMMOND JR José Drummond Jr